                                                                   EXHIBIT 10.21

                 CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

      THIS CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is made and entered into effective as of the Effective Date, as set forth in Section 5 herein, by and between AMERICAN COMMERCIAL TERMINALS LLC, a Delaware limited liability company ("Assignor"), and NRG NEW ROADS HOLDINGS LLC, a Delaware limited liability company ("Assignee").

                                   WITNESSETH:

      WHEREAS, the Burlington Northern and Santa Fe Railway Company ("BNSF"), American Commercial Barge Line LLC ("ACBL") and Assignor entered into a Memoranda of Understanding with NRG Power Marketing Inc. ("NRGPM"), and BNSF and Assignor entered into another Memorandum of Understanding with NRGPM (collectively, "MOU"), each dated August 6, 2004, both for the purpose of setting forth the major terms and conditions under which Assignor and BNSF will transport unit trains of coal from BNSF-served origins in the Powder River Basin of Wyoming to Assignor's Hall Street Terminal at St. Louis, Missouri, for furtherance to the Big Cajun No. II facility near New Roads, Louisiana (the "LG Power Plant") ; and

      WHEREAS, the LG Power Plant is owned by Louisiana Generating LLC., a Delaware limited liability company and affiliate/subsidiary of Assignee and NRGPM ("LG"); and

      WHEREAS, pursuant to the MOU, the parties thereto agreed to negotiate the definitive terms and conditions of a transportation contract by and between LG, BNSF and Assignor (the "Transportation Contract") as provided therein; and

      WHEREAS, the parties have entered into a Security Side Letter Agreement ("Security Side Letter Agreement"), pursuant to which American Commercial Lines LLC ("ACL"), ACBL and Assignor (collectively, "American") has agreed to provide certain assurances as additional security for its obligations under the Transportation Contract; and

      WHEREAS, pursuant to that certain Lease dated as of June 12, 1985, entered into between the City of St. Louis, a municipal corporation of the State of Missouri ("Landlord"), as landlord, and Assignor, as tenant, and all amendments, modifications, supplements and extensions thereto (as amended and modified, the "Lease") copies of which are attached hereto as Exhibit A, Assignor leases from Landlord certain mooring privileges, easements, and access rights at such locations (the "Premises"), as more fully described in the Lease; and

      WHEREAS, pursuant to the Security Side Letter Agreement, Assignor and Assignee have agreed to enter into this Assignment, pursuant to which Assignor will make a conditional assignment of the Lease to Assignee, which assignment is conditioned upon the occurrence of a Trigger Event (as defined in the Security Side Letter Agreement) and Assignee's timely exercise of the Terminal Option (as defined in the Security Side Letter Agreement) and consummation of the purchase of the Property pursuant to the Terminal Option Agreement dated of even date herewith (the "Terminal Option Agreement"); and

      WHEREAS, Assignor desires to conditionally assign its interest in the Lease to Assignee, and Assignee desires to accept the assignment thereof, on the terms and pursuant to the conditions set forth herein.

      WHEREAS, the Transportation Contract and the Ancillary Agreements (as defined in the Security Side Letter Agreement) form the basis for the coal transportation described above.

      NOW THEREFORE, in consideration of the promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Assignor does hereby conditionally sell, grant, convey, assign, transfer and set over to Assignee all of the right, title and interest of Assignor in and to the Lease (including but not limited to all renewal options and rights, all security deposits), which assignment and conveyance shall only be effective upon Assignor's receipt from Assignee, within ninety (90) days of a Trigger Event, of a written notice electing to enforce this Assignment (the "Assignment Date"); and provided further that Assignee must also timely exercise the Terminal Option and consummate the purchase of the Property pursuant to the Terminal Option Agreement.

      2. Assignee does hereby accept the assignment set forth above, and for the benefit of Assignor does hereby assume and agree to be bound and abide by all covenants, agreements and undertakings of Assignee as tenant, as they apply from and after the Assignment Date, under the Lease.

      3. Assignor represents and confirms unto Assignee that the Lease is in full force and effect, unchanged and unmodified; that there are no defaults by Assignor, as of the date of execution of this Assignment by Assignor, under the Lease; and that Assignor is not aware of any conditions or circumstances which, by lapse of time or upon the giving of notice or both, would result in Landlord, Assignor or Assignee being in default under the Lease; and that Assignee has paid all rental obligations and other charges due under or arising out of the Lease up to and including the date of execution of this Assignment by Assignor.

      4. Assignee hereby agrees to indemnify and hold harmless Assignor from any and all loss, damage, claim or liability (including reasonable attorney's fees) arising from or under the Lease after the Assignment Date.

      5. The "Effective Date" of this Assignment shall be the Effective Date as defined in the Security Side Letter Agreement. In addition to the foregoing, this Assignment shall not be enforceable against the parties hereto unless and until the definitive Transportation Contract has been entered into among the parties thereto.

      6. Assignor agrees to use its reasonable best efforts to obtain the consent of Landlord to this Assignment in the form attached hereto as Exhibit B, but the parties specifically acknowledge and agree that the final form thereof shall be subject to such change as may be required by Landlord.

      7. For so long as Assignor has outstanding obligations under the Transportation Contract and the Ancillary Agreements remain in effect, the terms, conditions and covenants of this Assignment shall be binding upon and shall inure to the benefit of each of the parties to this Assignment, their heirs, successors or assigns, shall run with the land, and may be amended, waived or terminated only by an agreement in writing signed by both parties, their successors or assigns.

      8. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of executing this Assignment, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. At the request of either party, the other will confirm facsimile signature by signing an original instrument.

      9. The laws of the State of Missouri shall govern the interpretation, validity, performance and enforcement of this Assignment.

                           (SIGNATURE PAGE TO FOLLOW)

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment, effective as of the date set forth below their signatures.

ASSIGNOR:                               ASSIGNEE:

AMERICAN COMMERCIAL TERMINALS LLC,      NRG NEW ROADS HOLDINGS LLC,
a Delaware limited  liability company   a Delaware limited company

By: /s/ W N Whitlock                    By: /s/ John P. Brewester
    ----------------                    -------------------------
Name: W N WHITLOCK                      Name:  JOHN P. BREWSTER
Title: President                        Title: President
Date: 12-10-04                          Date: 12-10-04

        SIGNATURE PAGE TO CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

                                (St. Louis Lease)

           EXHIBIT A TO CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

                                 (Copy of Lease)

                                 LEASE AGREEMENT

      This agreement made and entered into as of the 12 day of June, 1985, by and between the City of St. Louis, a Municipal Corporation of the State of Missouri, hereinafter called Lessor, through its Mayor and Comptroller and American Commercial Terminals, Inc., a Delaware Corporation, hereinafter called Lessee, through its President and Assistant Secretary.

      WITNESSETH:

      1. That for and in consideration of the rents hereinafter reserved to be paid by the Lessee to the Lessor, and the mutual covenants and agreements herein contained, the Lessor hereby leases and lets to said Lessee an exclusive license to the following described mooring privileges to wit:

      Beginning at the center line of Holly Avenue and for a distance of 1400 feet upstream and 1000 feet downstream for a total of 2400 feet of mooring space. Further, the City grants an easement to the Lessee to cross over City property on both sides of the floodwall and including the installation of load up coveyor system and supports of the system. The conveyor system will cross the concrete floodwall at a point 200 feet north of the center line of Holly Avenue.

      It is further agreed that the Lessor will grant a license during the term of this lease to cross over City property on both sides of the floodwall for maintenance and construction purposes.

      It is further agreed that the Lessor grants the right of access through the nearest existing opening in the floodwall and along the area between the floodwall and the river including the right of access from such areas to the mooring cells.

      The Lessor grants mooring rights, including the right to install mooring cells and other related permanent improvements in the Mississippi River between the above described points.

      2. The term of this lease shall be for twenty-five (25) years beginning on the 12 day of June, 1985 and terminating on the 11 day of June, 2010.

      3. For the rights and privileges herein granted, the Lessee agrees to pay the Lessor an annual rental of Twenty-Two Thousand Five Hundred Dollars ($22,500.00) ($9.375 per linear foot * 2400 linear feet) payable at a rate of One Thousand Eight Hundred Seventy-Five Dollars ($1,875.00) monthly in advance.

      4. The rents to be paid to the Lessor for the rights and privileges leased hereunder shall be subject to adjustments as provided by, and under the terms and conditions set forth in "APPENDIX A, STANDARD PROVISIONS, LEASES OF WHARF LAND AND MOORING," which is attached hereto and made a part hereof.

      5. The above described area shall be used only for the purpose of handling, loading and unloading bulk commodities between truck, railcar and barges. Bulk commodities shall mean coal, coke, grain, feed or other agricultural products, fertilizers and other similar fungible dry bulk commodities commonly carried on barge.

      6. In consideration of the granting of this lease the following considerations become part of the lease conditions.

      In the past, conversations have taken place between representatives of American Commercial Terminals, Inc. (ACT, fomerly ACBL Western, Inc. (ACBL), Burlington Northern (BN), and the City of St. Louis (City). One topic of particular discussion has been the approximately 70 acres, the site of the coal transfer facility, owned by ACT. The City has indicated its interest in reserving for future development that part of the property which lies south of the extension of Adelaide Avenue and ACT is willing to do so in consideration of the granting of a lease on certain adjacent riverfront property to be used in conjunction with its bulk commodity transfer facility.

      ACT hereby grants onto the City of St. Louis the following interests in said property lying south of the extension of Adelaide:

            (A) For a period of 10 years from the date hereof, the right to first refusal to acquire said property or to designate another party to acquire said property, provided that the purpose of acquisition is for industrial development on a firm basis. In such event, the party seeking to develop the property must have a firm construction contract acceptable to the City to permit completion and commencement of operation of the improvement within a reasonable time. ACT shall have the right to refuse to transfer the property for such purpose only if the proposed activity would compete with or would substantially interfere with ACT's operation of its bulk commodity transfer facility or with BN's rail common carrier activities.

            (B) The above mentioned right of first refusal shall lapse in the event that ACT shall indicate in writing to the City that ACT wishes to expand the capacity of its bulk commodity transfer facility by use of such property, or to otherwise develop such property, and if the City within 180 days thereafter does not exercise such right of first refusal. ACT may not, however, indicate such a desire to utilize such property until at least 3 years from date hereof.

            (C) In the event such right of first refusal is exercised, the transferee shall pay to ACT for such property the prorated per acre price paid By ACT for the entire tract plus an interest charge from the date July 1, 1975, until the date of transfer. The interest charge shall be calculated (1) by applying the prime interest rate charged by Chase Manhattan Bank on a monthly basis, plus 1/2 of it, or (2) at a rate of 10% per annum, whichever is less.

      7. The following shall be added after the first sentence of Paragraph 5 of Appendix A hereto; "The term "cure" as used herein with respect to providing the Lessee ninety days of the notice of any default other than non-payment in which to cure such default, shall mean prompt institution of all proceedings and actions necessary to accomplish such cure and the diligent pursuit thereof. The Lessor shall take no action to cancel such lease rights based upon such a default other than for non-payment so long as all proceedings and actions necessary to such a cure have been and are promptly instituted and diligently pursued; provided that in no event, other than due to an occurrence of an act of God or other event outside of the control of Lessee, shall such cure period be for longer than ??? days after such notice."

      8. The following shall be added at the end of Paragraph 9 of Appendix A hereto: "In the event the Lessor should exercise its rights under Paragraphs 8 and 9 of Appendix A, it is the intent of the Lessor and the Lessor will make every effort to provide to Lessee or its approved successor, an appropriate and acceptable site for mooring vessels if desired by Lessee consistent with any leases or other agreements which may be in effect at that time. The Lessor recognizes the magnitude of the investment made by Lessee and the vital significance of Lessee's location hereunder as a part of its business."

      9. The following shall be added at the end of Paragraph 13 of Appendix hereto: "Notwithstanding the foregoing, the Lessee is hereby authorized to assign the lease or sublease the property leased hereby to the Bi-State Development Agency of the Missouri-Illinois Metropolitan District ("Bi-State") and for Bi-State to assign or sublease said property back to Lessee, including pursuant to the lease between Lessee and Bi-State dated June 30, 1980 and the sublease agreement between Bi-State and Lessee dated as of june 30, 1980, all in connection with the $23,000,000 aggregate principal amount of district Terminal Facilities revenue Bonds (American Commercial Terminals, Inc., Project), Series 1980 of Bi-State issued on or about June 30, 1980 and any refunding bonds issued to pay off all or a portion of said bonds hereafter. Any approved assignee or sublease is granted rights of notice and cure of default in addition to, and to the same extent as, the Lessee hereunder."

      10. The second sub-paragraph of Paragraph 14 of Appendix A is hereby deleted and the following is substituted therefor: "Sale of all or substantially all of the assets of the Lessee other than to or by Bi-State or the trustee for the bondholder in connection with the bond issue or any refunding bond issue referred to in Paragraph 7 of this lease, or transfer of the lease by the Lessee, without Board of Public Service and Port Commission approval makes this lease subject to cancellation at the option of the Lessor."

      11. All other matters governing this lease as well as rents are set forth in "Appendix A".

LESSEE: AMERICAN COMMERCIAL                 LESSORS: CITY OF
        TERMINALS, INC.                              ST. LOUIS, MO.

By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
    ----------------------------                -----------------------------
          President                                    Mayor

                                            By: /s/ [ILLEGIBLE]
                                                -----------------------------
ATTEST:                                                Comptroller

                                            ATTEST:

By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
    ----------------------------                -----------------------------
    Assistant Secretary                                City Register

                   THE FOREGOING WAS APPROVED AS TO FORM ONLY

                                 /s/ [ILLEGIBLE]
                         ------------------------------
                             Deputy City Counselor

STATE OF MISSOURI  )
                   ) SS.
CITY OF ST. LOUIS  )

      On this 12th day of June, 1985, before me appeared Vincent C. Sehoenehl, Jr., and Paul M. Berra, to me personally known, who being by the duly sworn did say that they are the Mayor and the Comptroller of the City of St. Louis and that they are authorized to execute this lease agreement on behalf of the City of St. Louis under the authority of ordinance No. 59328 end acknowledge said instrument to be the free act and deed of the City of St. Louis.

                                        COMPTROLLER'S OFFICE
                                        DOCUMENT NUMBER 6120

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal in the City and State of aforesaid the day and year first above written.

                                       /s/ Richard C. Hart
                                       -------------------
                                       Notary Public

                                                    RICHARD C. HART
STATE OF INDIANA )                          NOTARY PUBLIC STATE OF MISSOURI
                 ) SS.                              MISSOURI CITY
COUNTY OP CLARK  )                          MY COMMISSION EXPRESS JUNE 6, 1987

      On this 17 day of May, 1985, before me a Notary Public in and for the County of Clark appeared D. Ray Miller, who being by the sworn did say that he is President of American Commercial Terminals, Inc., and that the seal affixed to the foregoing instrument is the corporation seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said President acknowledged said instrument to be the free act and deed of said Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Clark, State of Indiana the day and year first above written.

                                        /s/Gaye Decker
                                        -----------------------------------
                                        Notary Public - Gaye Decker
                                        Resident of Clark County, IN

      My commission expires: 1/6/88

                                  APPENDIX "A"
                               STANDARD PROVISIONS
                     LEASES OF WHARF LAND AND MOORING RIGHTS

      1. The base rate of $.09375 per square foot of land and $9.375 per linear foot of mooring may be adjusted at five year intervals beginning January 1, 1984 upon recommendation of the Port Commission and approval of the Board of Public Service. No such recommendation may be made by the Port Commission unless within 180 days before January 1, on which the adjusted rates are to become effective, the Port Commission shall conduct a public hearing with due notice to the public and to the users of City owned land and mooring rights. The maximum adjustment which can be recommended and approved shall be 25% of the base rates set out in the first sentence of this section. Each adjustment shall be added to the base rate plus any previous adjustments and the resultant rate shall be called the current adjusted base rate. If the recommended adjustment to the base rate by the Board of Public Service is in excess of 15%, the recommended raise of rate shall be approved by resolution of the Board of Aldermen. If the Board of Aldermen fails to act before the effective date of the rate, the rate then shall be automatically adjusted by 15%.

      2. The above mooring area or leased parcel shall be used by Lessee only for purposes consistent with the lawful use of said area. Structures or major alterations shall be made in accordance with plans and specifications approved by Lessor through the Board of Public Service. Upon the expiration, termination, or cancellation of the lease agreement, the Lessee shall remove all and any vessels, boats, water-craft or other practical movable structures from the mooring, without expense to the Lessor, unless authorized by Section
Eleven (11). In the event said vessels, boats, watercraft or other practical movable structures are not removed within ninety (90) days after receipt of notice by the Lessee, the Lessor may take possession of said vessels, boats, watercrafts or other practical movable structures or may cause same to be removed at the expense of the Lessee.

      Written notice when required shall be deemed to be sufficient and delivered when deposited in the certified U.S. Mail and sent to Lessee's last known address.

      3. During the term of this lease or renewal or extension thereof, the Lessee agrees to abide by all City Ordinances, State Laws, Federal Laws, Coast Guard, Corps of Engineers and any other properly applicable governmental regulatory requirements and to call to the attention of the proper enforcement authorities, any violation thereof by others on the leased premises of which lessor has actual knowledge. Failure to do so on the part of the Lessee shall be considered a breach of this contract.

      4. Lessee agrees to hold Lessor harmless for all limits of liability and to defend the Lessor from any and all claims for injuries or damages resulting from or rising out of Lessee's use of the leased premises or mooring area described herein; and that it will at all times during the term of this lease at its own cost, and for the benefit of the City, protect the City with Public Liability and Property Damage Insurance, issued in the name of Lessee and naming the City of St. Louis and Port Authority as named insured, covering each person up to $500,000 with an overall limit as to all persons for each accident of $1,000,000 and $1,000,000 for property damage, approved by the City Counselor as to form and by the Comptroller as to surety and reserving the right of recovery by the City in the event of damage to City owned property, which shall be filed with the Port Authority and the Comptroller's Office before the lease is issued. Said insurance coverage must be maintained during the life of this lease, and any renewal or extension thereof.

      Included in the insurance policy shall be coverage requiring immediate removal of the vessel when the vessel is damaged or sunken from any cause whatsoever. This clause shall be expressed as a specific warranty by the insurance company regardless of cause.

      The Lessee shall notify or cause the insurance company to notify the Comptroller's office of the renewal of said insurance or cancellation of same. Failure to do so shall be considered a breach of this lease.

      5. Upon the nonpayment of said rent at the time when the same becomes due, or upon the nonperformance by the Lessee of any of the substantive covenants hereinbefore or hereinafter mentioned, or those specifically covered herein, the Lessor, at its election may terminate this lease, provided that the Lessee shall, after notice of nonpayment or default, have thirty (30) days to cure any such nonpayment and ninety (90) days to cure any other default. The failure and omission of the Lessor to declare this lease forfeited upon the default of said Lessee in the payment of said rents as the same become due, or the nonperformance of any of the substantive covenants to be performed by the Lessee, shall not operate to bar, abridge, or destroy the right of the Lessor to declare this lease null and void upon any subsequent breach, forfeiture or cause therefore by the Lessee.

      6. Lessee agrees to pay ad valorem taxes on boats, vessels, aircraft or watercraft and on operation of same that may be moored on said leased area or any operations within said leased area, including all other owned property and equipment, and it is agreed that the Lessee will not deny the authority of the proper assessing agency to assess ad valorem taxes on said improvements. The Lessee reserves the right to question the amount of such assessment in any court of competent Jurisdiction or other tribunal established by law to correct the valuation of the property on which the assessment of such tax is based. Failure to do so shall be considered a breach of the terms of this lease. All boats and barges engaged in Interstate commerce shall be exempt.

      7. If the Lessee remains in possession of the leased premises after the expiration of the terms for which it is leased and the Lessee pays rent and the Lessor accepts said rent, such possession shall be construed as creating a month-to-month tenancy and not a renewal or extention of this lease but such month-to-month tenancy shall not continue for more than one (1) year.

      8. The Lessor reserves the right to modify, amend, or cancel said lease as set forth in paragraph 9 hereof in the event the premises are needed for right-of-way, sewer or Floodwall construction purposes or any other municipal purposes or uses. Municipal purposes or uses shall include economic development in the Port District, but shall exclude any proposed use or purpose directly or indirectly relating to the fleeting of barges. "Fleeting of barges" is defined as the temporary mooring or storage of barges regardless of duration, for redeployment to a river tow or to a dock.

      9. In the event that any portion of the leased parcel or mooring area shall be needed for any municipal purpose, subject to the same exclusion set forth in paragraph 8 above, sewer, right-of-way, Floodwall or Floodwall construction, as set forth in paragraph 8 hereof, the Lessor shall have the right to modify, amend, or cancel this lease upon one (1) year's written notice thereof to Lessee and eliminate such portion of the leased or mooring area as shall be needed for such purpose. In such event, it is agreed and understood by Lessee that no claim or action for damages or other compensation shall arise or be allowed by reason of such termination or modification. Written notice when required shall be deemed to be sufficient and delivered when deposited in the Certified U.S. Mall and sent to Lessee's last known address.

      10. If this lease is amended or modified under the provisions of Sections Eight (8) or Mine (9), the current rent shall be adjusted in direct proportion to the change made in the leased area. If the remaining area is not suit-able to the Lessee, Lessee shall have the right to terminate this lease without penalty by written notice within 90 days after receipt of the notice to amend provided by Section Nine (9).

      11. In the event this lease is cancelled, modified or amended under the provisions of Sections Eight (8) or Nine (9), the Lessor shall cause the Lessee to be reimbursed for the undepreciated cost of the capital improvements (not removable) the Lessee has made and paid for and not prorated to the Lessee's customer or paid for by Lessee's customer. Such capital improvement being only those which have been made pursuant to the written approval of the Board of Public Service and those improvements in place on the date hereof whether or not approved by said Board. It is agreed and understood that the term capital improvements shall not include wharf boats, vessels or other floating or transferable stationary improvements. Such reimbursement shall be made by or as a part of the cost of the intended new use. Reimbursement will not be based on anticipated profits, and no funds from general revenue shall be used for this purpose.

      In the event that the rate for service to the customer has been increased to cover the cost of the capital improvements, this accumulated increased cost shall be deducted before the undepreciated cost of the capital improvements is determined.

      12. The Lessee shall have the right to terminate this lease upon service of one (1) year's written notice and the payment of an additional one (1) year's rental which shall accompany such notice. The payment of the additional year's rental shall not relieve Lessee of the obligation to pay the current year's rental as provided herein.

      13. Any sublease or assignment of this lease, change in corporate structure, or any rights thereunder, shall be valid only with the approval of the Board of Public Service of the City of St. Louis and the Port Commission. If approved, all parts of this lease are binding on sublessor or assigns.

      14. This lease way be cancelled at the option of the City if, at any tine during the term of this lease, the person or persons who on the date of execution of this lease own or owns a majority of the Lessee's voting shares of stock, ceases or cease to own majority of such shares, except as the result of transfer (s) by gift or inheritance, or public work offering pursuant to the Securities and Exchange Act of 1934, as amended, or merger into or consolidation with another corporation.

      Sale of a portion or all of the assets of the Lessee, or sale or transfer of the lease by the Lessee, without Board of Public Service and Port Commission approval makes this lease subject to cancellation at the option of the City.

      If sale, transfer or assignment of Lessee's stock is approved, all parts of this lease are binding on the purchaser, transferee or assignee.

      15. The Lessee agrees not to erect any barrier, fence or supporting structures or store any materials on the Floodwall itself or twenty-five (25) feet on either side of the Floodwall.

      16. Any delinquent payment shall bear interest from the date due at prime rate plus two (2%) percent. Prime rate shall be that average rate as established by Mercantile Trust, Boatmen's Bank and Center National Bank of the City of
St. Louis.

      17. The Lessee shall not store any garbage or trash on the Wharf or mooring area, but must keep the area neat and free of all trash and rubble. Further, the Lessee shall prohibit and enforce the ruling that no trash or articles of any sort shall be thrown overboard or into the river. The Lessee shall enforce this clause on any craft or vehicle servicing the Lessee. Failure to do shall be considered a breach of this contract.

\
      The Lessee shall have responsibility for the house-keeping on the Improved Wharf immediately in front of the mooring area. Failure to maintain this area as required by this lease and all other City ordinances when directed by the Board of Public Service with the approval of the Port Commission shall result in the cancellation of this lease.

      18. Upon execution of this lease, the Lessee shall, at his own expense, have this lease recorded by the City's Recorder of Deeds and have the Register make a microfilm of the lease.

      19. AFFIRMATIVE ACTION PROGRAM TO INSURE NON-DISCRIMINATION AND FAIR EMPLOYMENT PRACTICES.

      Lessee agrees that in performing under this contract neither it nor anyone under his control will permit discrimination against any employee, worker, or applicant for employment because of race, creed, color, religion, national origin or ancestry, sex, age, handicap, or veteran's status.

      If Lessee is unable to conform to the approved positive employment program submitted to determine eligibility under the fair employment practice provisions of the City code. Lessee will notify the Civil Rights Enforcement Agency, Civil Courts Building, St. Louis, Missouri, to determine steps to be taken by the Lessee to achieve the provisions of the City's program.

      20. After expiration of this lease and the Lessee operates on a Month-to-month basis, all articles of the lease continue to apply for one year only.

      21. Annually, the Lessee must present to the Port Commission a marine survey of the safety of the facilities operated by them.

      22. All vessels must be moored in line parallel to the Floodwall and there shall be no mooring in such number as to violate any applicable permits obtained by Lessee from the U.S. Corps of Engineers without approval of the Board of Public Service and the Port Commission.

      23. No auxiliary craft shall be moored to any craft covered by this lease except for public safety reasons and maintenance. Maintenance craft may be moored during the period maintenance is taking place.

      24. Other than as to installations in existence on the date hereof which shall not be subject to the requirements set forth herein, after notice to the Board of Public Service and the Port Authority, Lessee shall have the tight to install, or modify the Installation or use of, deadmen and mooring cells on the bank adjacent to Lessee's mooring area in accordance with plans and specifications approved by a licensed marine engineer for such installation, or modification of the installation or use thereof. Lessee must obtain the proper permits from the City, State and Federal regulatory agencies. Lessee shall have the right to ingress and egress to the mooring facilities over the land between the Floodwall and the mooring area leased herein.

      25. This lease in its entirety covers all the covenants and agreements between the Lessor and Lessee and can only be changed, renewed, or extended in writing signed by the Lessor and Lessee and approved by the Port Commission and Board of Public Service, when authorized by an Ordinance enacted for that purpose. The lease of wharf property may not be extended to cover a period of time exceeding a total of 25 years as provided by Article I, Section 1(16), City Charter.

      26. The terms and conditions of this lease shall be binding on Lessee's heirs, successors or assigns.

                             SECRETARY'S CERTIFICATE

      MICHAEL A. KHOURI, being first duly sworn upon his oath, states that he is the ASSISTANT SECRETARY of AMERICAN COMMERCIAL TERMINALS, INC., a Delaware corporation; that in such capacity he has the care, custody and control of the corporate records of such corporation, including the Articles of Incorporation, Bylaws, Minutes and Corporate Seal; that D. RAY MILLER is PRESIDENT of said corporation and in such capacity is duly authorized to execute contracts, bills-of-sale, deeds and documents necessary to operate and conduct the business and affairs of the corporation; and that the following is a true and correct impression of the corporate seal of said corporation.

                                            /s/ Michael A. Khouri
                                            ---------------------------
                                            MICHAEL A. KHOURI

(SEAL)

DATED: May 17, 1985

      Before me, a Notary Public in and for Clark County, Indiana, personally appeared MICHAEL A. KHOURI, who acknowledged the foregoing as his free act and deed and as the duly authorized act and deed of the above-named corporation.

                                            /s/ Gaye Decker
                                            --------------------------
                                            Notary Public - Gaye Decker
                                            Resident of Clark County, IN

My commission expires: January 6, 1988.

           EXHIBIT B TO CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

                           LANDLORD WAIVER AND CONSENT

TO:   NEW ROADS HOLDINGS LLC ("NRG")

      American Commercial Terminals LLC, a Delaware limited liability company ("TENANT") and the undersigned ("LANDLORD") have entered into a lease, dated August 17, 1976, as amended (the "LEASE"), demising the premises located in St. Louis City, Missouri and legally (or otherwise) described in the Lease (the "PREMISES"). A copy of the Lease is attached hereto as EXHIBIT 1.

      Tenant and certain of its affiliates have entered into certain agreements with Louisiana Generating, LLC, a Delaware limited liability company ("LG") and/or NRG Power Marketing Inc., a Delaware corporation, and certain affiliates ("NRGPM"), including but not limited to a Transportation Contract (the "TRANSPORTATION Contract") dated as of December ___, 2004, between LG, Tenant and certain other parties thereto. In addition, NRG, Tenant, its affiliates and certain other parties have entered into a Security Side Letter Agreement dated December ___, 2004, pursuant to which Tenant and its affiliates have agreed to enter into certain Ancillary Agreements to secure the obligations of Tenant and its affiliates under the Transportation Contract.

      As a condition precedent to LG's obligations under the Transportation Contract, LG requires, among other things, that Tenant collaterally assign its leasehold interest in the Lease to NRG pursuant to that certain Conditional Assignment and Assumption of Lease (the "ASSIGNMENT") to which this Exhibit is attached and made a part of.

      To induce LG to continue to perform under the Transportation Contract or for the benefit of Tenant, and for other good and valuable consideration, Landlord hereby agrees that:

      1. Landlord hereby consents to the execution by Tenant of the Assignment. Landlord agrees that the execution, delivery and performance by Tenant of the Assignment will not constitute a default under the Lease.

      2. The Lease is valid and is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as described on
EXHIBIT 1, and represents the entire agreement between the parties thereto.

      3. To the best knowledge of Landlord, neither Landlord nor Tenant is in default under the terms of the Lease and no event has occurred which, with the giving of notice or the passage of time, would constitute a default under the Lease.

      4. Tenant is in possession of the Premises and Tenant is the current holder of the leasehold estate created under the Lease.

      5. The Lease expires on _________, [subject to the renewal or extension provisions set forth in EXHIBIT 1].

      6. No assets of Tenant (including, without limitation, equipment and trade fixtures) located on or about the Premises will be deemed by Landlord to be fixtures or to constitute part of the Premises.

      7. Landlord will not assert, and therefore waives, any liens, whether granted by the Lease, statute or otherwise (including, without limitation, rights of levy or distraint for rent), against the property of Tenant located on the Premises, including, without limitation, Tenant's machinery, improvements, equipment, furniture, fixtures, inventory and all additions, replacements or substitutions therefor (collectively, the "PERSONAL PROPERTY").

      8. If Tenant defaults on its obligations to NRG and, as a result, NRG exercises its rights under the Assignment, or otherwise undertakes to enforce its security interest in Tenant's assets, Landlord will permit NRG or its agent to enter and take possession of the Premises without terminating the Lease, and Landlord will recognize NRG (or other nominee thereof) as the tenant under the Lease, entitled to all of the benefits thereof, and responsible for the performance of all of Tenant's obligations arising thereunder from and after the date that NRG takes possession as aforesaid. NRG may cause the Premises to be assigned or sublet with the written consent of Landlord, which consent shall not be unreasonably withheld, provided, however, that Landlord agrees that it will consent to an assignment to any subsidiary or affiliate of NRG and that NRG has the right to transfer its interest in the Lease, with notice but without consent, to an entity controlled by, controlling or under common control with NRG, or to a business entity which acquires all or substantially all of the assets of NRG. It is understood and agreed that any consent by Landlord to any assignment or subletting by NRG shall not be considered or construed to be a consent to any subsequent assignment or subletting nor as a waiver of the right of Landlord to refuse to consent to any subsequent assignment or subletting.

      9. In accordance with and subject to the terms of the Deed of Trust from Tenant to LG and NRG (the "DOT"), NRG may, at no expense to Landlord enter onto the Premises following a Trigger Event and take possession of, sever, or remove the Personal Property or any part thereof, and said Personal Property, upon severance and/or removal, may be sold, transferred or otherwise disposed of free and discharged of all liens, claims, demands, rights or interests of Landlord. If NRG and/or LG enters the Premises solely for the purposes of executing such party's rights with respect to the Personal Property under the DOT, (i) NRG shall not be deemed to have assumed any obligations or liabilities of Tenant under the Lease merely by reason of such limited purpose entrance, and
(ii) NRG shall not have any duty or obligation to remove or dispose of any remaining Personal Property left on the Premises following such removal; provided that NRG agrees to repair any damage to the Premises caused by the removal of such Personal Property.

      10. Landlord: (a) will use commercially reasonable efforts to give copies of all notices of default sent to Tenant under the Lease to NRG at:

                           NRG New Roads Holdings LLC
                           112 Telly Street
                           New Roads, LA 70760

or to such other address as NRG may designate from time to time by notice given to Landlord at the address set forth after its signature hereto, and (b) prior to exercising any of Landlord's rights and remedies under the Lease or at law or in equity, NRG shall have the right (but not the obligation) to cure or cause to be cured such default within the following time periods from and after receipt by NRG of notice of such default from Landlord: ten (10) days with respect to monetary defaults and thirty (30) days with respect to non-monetary defaults after the period of time granted to Tenant to cure such defaults under the terms of the Lease; provided, however, that if the nature of any non-monetary default is such that the same cannot be cured within said thirty (30) day period, NRG shall be given such additional period of time as may be necessary to cure the default provided that NRG commences the cure within said thirty (30) day period and proceeds diligently thereafter to complete such cure.

      11. Landlord will not consent to any material amendment, supplement or other material modification of the Lease without NRG's prior written consent, which consent shall not be unreasonably withheld.

      12. Landlord agrees to disclose this Landlord Consent to any purchaser or successor to Landlord's interest in the Premises.

      13. The statements and agreements contained herein shall be binding upon, and shall inure to the benefit of, NRG, its affiliates, Tenant and its affiliates, successors and assigns, Landlord, mortgagees of the Premises and the successors and assigns of all of the foregoing.

      14. Notwithstanding anything herein to the contrary, nothing in this Consent nor in the Assignment shall be deemed to enlarge Tenant's or NRG's rights or privileges under the Lease, or to diminish Tenant's or NRG's obligations or liabilities under the Lease.

      Dated as of the _______ day of ___________, 200____.

                                    LANDLORD:
                                    _________________________________________
                                    _________________________________________

                                    BURLINGTON NORTHERN AND SANTA FE
                                    RAILWAY COMPANY

                                    By: ________________________________________

                                    Name: ______________________________________

                                    Title: _____________________________________

                                    LANDLORD'S ADDRESS:

                           LANDLORD WAIVER AND CONSENT

                                    EXHIBIT 1

                                      LEASE

                                  SEE ATTACHED